Exhibit 10.14

Silicon Valley Bank

Amendment to Loan Agreement

Borrower:  VASCULAR SOLUTIONS, INC.

Date:           December 29, 2005

        THIS AMENDMENT TO LOAN AGREEMENT (“Amendment”) is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”), with reference to the following facts:

        A.        Silicon and Borrower are parties to that certain Loan and Security Agreement, with an Effective Date of December 31, 2003 (as amended, the “Loan Agreement”). (The Loan Agreement and all other present and future documents, instruments and agreements relating thereto are referred to herein collectively as the “Loan Documents”. Capitalized terms used in this Agreement which are not defined herein shall have the meanings set forth in the Loan Agreement.)

        B.        The parties desire to amend the Loan Agreement as set forth in this Amendment.

        The parties agree as follows:

        1.        Revolving Maturity Date.  The definition of “Revolving Maturity Date,” which is contained in Section 13.1 of the Loan Agreement, is hereby amended from “December 29, 2005” to “December 28, 2006”.

        2.        Equipment Advances.  The following new Section is added to the Loan Agreement following existing Section 2.1.1.

                   2.1.2. Equipment Advances.

(a) Availability. Subject to the terms and conditions of this Agreement, and provided that no Default or Event of Default then exists, during the Draw Period, Bank shall make advances (each, an “Equipment Advance” and, collectively, “Equipment Advances”) not exceeding the Equipment Line. Equipment Advances may only be used to finance Eligible Equipment purchased within ninety (90) days (determined based upon the applicable invoice date of such Eligible Equipment) before the date of the Equipment Advance, except that the Initial Equipment Advance (as defined below) may be used to finance Eligible Equipment purchased on or after January 1, 2005. No Equipment Advance may exceed 100% of the total invoice for Eligible Equipment, excluding software, leasehold improvements, taxes, shipping, warranty charges, freight, and installation expenses, and other soft costs, except that up to 30% of an Equipment Advance may relate to transferable software licenses, leasehold improvements and other soft costs, including sales tax, shipping, freight and installation expenses relating to such Eligible Equipment. Each Equipment Advance, other than the final Equipment Advance, must be in an amount equal to at least $50,000. Borrower agrees to borrow at least $1,000,000 of Equipment Advances in accordance with this Agreement on or before January 6, 2006 (the “Initial Equipment Advance”). The provisions of Section 2.1.1(d) apply, without limitation, to Bank’s obligation to make any Equipment Advance.

(b) Payment. Interest accrues from the date of each Equipment Advance at the rate in Section 2.3(a) and is payable monthly beginning on the first day of the month following such Equipment Advance and continuing on the first day of each month thereafter. Each Equipment Advance shall be repaid by the Borrower to Bank in 30 equal monthly payments of principal, commencing on the first day of the sixth month following the date the Equipment Advance was made and continuing on the first day of each month thereafter until the Equipment Maturity Date, on which date the entire unpaid principal balance of the Equipment Advance, plus all accrued and unpaid interest thereon, shall be due and payable. Borrower may prepay the principal of Equipment Advances at its option, such prepayments to be applied to principal payments in the inverse order of maturity. Equipment Advances may not be repaid and re-borrowed. Financed Equipment shall not be subject to any Liens in favor of any other Person (including without limitation Liens which would fall within the definition of “Permitted Liens”).

(c) Prepayment Upon an Event of Loss. Borrower shall bear the risk of any loss, theft, destruction, or damage of or to the Financed Equipment. If, during the term of this Agreement, any item of Financed Equipment becomes obsolete or is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period equal to at least the remainder of the term of this Agreement (an “Event of Loss”), then, within ten (10) days following such Event of Loss, at Borrower’s option, Borrower shall (i) pay to Bank on account of the Obligations all accrued interest to the date of the prepayment, plus all outstanding principal owing with respect to the Financed Equipment subject to the Event of Loss; or (ii) repair or replace the Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment.

(d) Equipment Advance Request. To obtain an Equipment Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 12:00 p.m. Pacific time 1 Business Day before the day on which the Equipment Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice(s) for the Equipment being financed. Borrower represents, warrants and covenants that it will only request Equipment Advances for purposes of financing the purchase of new (as opposed to “used”) Eligible Equipment.

(e) Borrower shall not remove any Financed Equipment from the Eligible Equipment Location unless the Equipment Advance that financed such Financed Equipment has been repaid to Bank in full.

        3.        Interest Rate.  The first full sentence of Section 2.3(a) of the Loan Agreement – Interest Rate – reads as follows:

Revolving Advances accrue interest on the outstanding principal balance at a per annum rate equal to one-half of one percentage point (0.50%) above the Prime Rate.

Said sentence is hereby amended to read as follows:

Revolving Advances accrue interest on the outstanding principal balance at a per annum rate equal to one-half of one percentage point (0.50%) above the Prime Rate, and Equipment Advances accrue interest on the outstanding principal balance at a per annum rate equal to one and one-half of one percentage point (1.50%) above the Prime Rate.

        4.        Payments.  The first full sentence of Section 2.3(b) of the Loan Agreement—Payments—reads as follows:

Interest due on the Committed Revolving Line is payable on the 25th day of each month for the period ending at the end of the day preceding such 25th day.

Said sentence is hereby amended to read as follows:

Interest due on the Committed Revolving Line is payable on the 25th day of each month for the period ending at the end of the day preceding such 25th day, and interest due on Equipment Advances is payable as set forth in Section 2.12(b).

        5.        Insurance.  The following sentence is hereby added to the end of Section 6.5 of the Loan Agreement: “Without limiting the generality of the foregoing, the Borrower shall insure the Financed Equipment for not less than the replacement value thereof.

        6.        Tangible Net Worth.  Section 6.7 of the Loan Agreement reads as follows:

Borrower will maintain at all times:

(i)	Tangible Net Worth. A Tangible Net Worth of more than $11,000,000.

(ii)	Liquidity Coverage. A ratio of (A) unrestricted domestic cash (and equivalents) plus the amount of Eligible Accounts, divided by (B) the aggregate amount of Obligations outstanding hereunder, of not less than 1.25 to 1.00.

Said Section 6.7 is hereby amended to read as follows:

Borrower will maintain at all times:

(i)	Tangible Net Worth. A Tangible Net Worth of not less than (i) $11,000,000 through and including August 31, 2006, (ii) $12,000,000 from September 1, 2006 through and including November 30, 2006, and (iii) $13,000,000 from December 1, 2006 and at all times thereafter.

(ii)	Liquidity Coverage. A ratio of (A) unrestricted domestic cash (and equivalents) plus the amount of Eligible Accounts, divided by (B) the aggregate amount of Obligations outstanding hereunder (excluding outstanding Equipment Advances), of not less than 1.25 to 1.00.

        7.        Dispositions.  Clause (iii) of Section 7.1 of the Loan Agreement reads as follows: “(iii) of worn-out or obsolete Equipment”. Said clause “iii” is hereby amended to read as follows: “(iii) of worn-out or obsolete Equipment that does not constitute Financed Equipment”.

        8.        New Definitions.  The following definitions are hereby added to Section 13.1 of the Loan Agreement, in the appropriate alphabetical order:

“Draw Period” is the period of time beginning December 29, 2005 and continuing through the earlier of December 28, 2006 or the occurrence of an Event of Default.

“Eligible Equipment” is general purpose computer equipment, office equipment, test and laboratory equipment, and furnishings that are located at the Eligible Equipment Location and that comply with all of Borrower’s representations and warranties to Bank and against which Bank has a first priority Lien.

“Eligible Equipment Location” is Borrower’s corporate headquarters at 6464 Sycamore Court, Minneapolis, Minnesota 55369, provided that up to an aggregate of $400,000 of Financed Equipment (valued at cost) may be located at Sigma Aldrich’s premises at 3500 DeKalb Street, St. Louis, Missouri 63118 and 3506 S. Broadway, St. Louis, Missouri 63118 if before February 1, 2006 (i) Sigma Aldrich has provided Bank with a bailee agreement acceptable to Bank concerning Bank’s interest in such Financed Equipment or (ii) Bank has waived such bailee agreement in writing.

“Equipment Advance” is defined in Section 2.1.2.

“Equipment Line” is an Equipment Advance or Equipment Advances in an aggregate amount of up to $2,000,000.

“Equipment Maturity Date” is, for each Equipment Advance, the earliest of (a) the first day of the 36th month following such Equipment Advance, or (b) the occurrence of an Event of Default.

“Financed Equipment” is all present and future Eligible Equipment and other Collateral in which Borrower has any interest, the purchase of which is financed by an Equipment Advance.

        9.        Amended Definition.  The definition of the following term set forth in Section 13.1 of the Loan Agreement is hereby amended to read as follows:

“Credit Extension” is each Revolving Advance, Equipment Advance and other extension of credit or credit accommodation by Bank for Borrower’s benefit.

        10.      New Facility Fee.  Borrower shall pay to Silicon a fee of $25,000 concurrently herewith, which shall be in addition to interest and to all other amounts payable hereunder and under the Loan Documents and which shall not be refundable. Silicon is authorized to charge said fee to Borrower’s loan account or any of Borrower’s deposit accounts maintained with Silicon.

        11.      Amendment Regarding Existing Fees.  Subsection 2.4(a) of the Loan Agreement – Facility Fee – is hereby amended to read in its entirety as follows: “(a) [Omitted]”. Subsect 2.4(c) – Unused Line Fee – of the Loan Agreement is hereby amended to read in its entirety as follows: “(c) [Omitted]”.

        12.      Borrowing Base.  The definition of “Borrowing Base” contained in Section 13.1 of the Loan Agreement reads as follows:

“Borrowing Base” shall mean:

(A) up to 75% of Eligible Accounts as determined and confirmed by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may lower the percentage of the Borrowing Base after performing an audit of Borrower’s Collateral in Bank’s good faith business judgment; and

(B) up to 25% of Eligible Inventory, provided that Advances hereunder based on Eligible Inventory shall at no time exceed the lesser of (i) $1,500,000 or (ii) 33% of the amount of Eligible Accounts, as applicable from time to time.

Said definition is hereby amended to read as follows:

“Borrowing Base” shall mean:

(A) up to 75% of Eligible Accounts; provided, however, that Bank may lower the percentage of the Borrowing Base after performing an audit of Borrower’s Collateral in Bank’s good faith business judgment; plus

(B) up to 25% of Eligible Inventory, provided that Advances hereunder based on Eligible Inventory shall at no time exceed the lesser of (i) $1,500,000 or (ii) 33% of the amount of Eligible Accounts, as applicable from time to time; plus

(C) up to 50% of Borrower’s unrestricted cash which is held at Bank and is subject to Bank’s first-priority perfected security interest;

as the foregoing are determined and confirmed by Bank from Borrower’s most recent Borrowing Base Certificate.

        13.      Representations True.  Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

        14.      General Provisions.  This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other Loan Documents shall continue in full force and effect and the same are hereby ratified and confirmed. This Amendment is part of the Loan Agreement and its terms are incorporated herein.

Borrower:	Silicon:

VASCULAR SOLUTIONS, INC.	SILICON VALLEY BANK

By	By
President or Vice President	Title

EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM
                DEADLINE FOR SAME DAY PROCESSING IS 12:00 P.S.T.

Fax To: 952-475-8471	Date:

☐ LOAN PAYMENT:

__________________ (Borrower)

From Account # ________________________________	To Account # ________________________________
(Deposit Account #)	(Loan Account #)

Principal $ ________________________________ and/or Interest $ ______________________________________

All Borrower’s representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects up to and including the date of the transfer request for a loan payment, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date:

Authorized Signature:________________________________ Phone Number:______________________________

☐ LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account # new	To Account # ________________________________
(Loan Account #)	(Deposit Account #)

Amount of Advance $ _______________________

All Borrower’s representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects up to and including the date of the transfer request for an advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date:

Authorized Signature:________________________________ Phone Number:______________________________

OUTGOING WIRE REQUEST:

Complete only if all or a portion of funds from the loan advance above are to be wired.

Deadline for same day processing is 12:00pm, P.S.T.

Beneficiary Name: ________________________________	Amount of Wire: $ ________________________________

Beneficiary Bank: _________________________________	Account Number: _________________________________

City and State: ____________________________________

Beneficiary Bank Transit (ABA) #: __ __ __ __ __ __ __ __

Beneficiary Bank Code (Swift, Sort, Chip, etc.): _______________________________________________________________
(For International Wire Only)

Intermediary Bank: ________________________________	Transit (ABA) #: ________________________________

For Further Credit to: __________________________________________________________________________________________________________

Special Instruction: ____________________________________________________________________________________________________________

        By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: _____________________________	2nd Signature (If Required): _____________________________

Print Name/Title: ___________________________________	Print Name/Title: _________________________________________

Telephone # _______________________________________	Telephone # _____________________________________________